EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SANDISK ANNOUNCES FIRST QUARTER 2014 RESULTS

Delivers Record First Quarter Revenue, Gross Margin and Net Income

MILPITAS, Calif., Apr 16, 2014 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the first quarter ended March 30, 2014. First quarter revenue of $1.51 billion increased 13 percent on a year-over-year basis and decreased 12 percent sequentially.

On a GAAP(1) basis, first quarter net income was $269 million, or $1.14 per diluted share, compared to net income of $166 million, or $0.68 per diluted share, in the first quarter of fiscal 2013 and $338 million, or $1.45 per diluted share, in the fourth quarter of fiscal 2013.

On a non-GAAP(2)(3) basis, first quarter net income was $330 million, or $1.44 per diluted share, compared to net income of $207 million, or $0.84 per diluted share, in the first quarter of fiscal 2013 and net income of $390 million, or $1.71 per diluted share, in the fourth quarter of fiscal 2013. For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We delivered record first quarter results, driven by 61 percent growth in our SSD revenue and strong retail performance,” said Sanjay Mehrotra, president and chief executive officer of SanDisk. “We are excited by the momentum we are building in our business as we continue to execute on our growth initiatives.”

KEY FINANCIAL METRICS

Metric	GAAP (1)			Non-GAAP (2)
in millions, except percentages and per share amounts	Q1'14	Q1'13	Q4'13	Q1'14	Q1'13	Q4'13
Revenue	$1,512	$1,341	$1,728	$1,512	$1,341	$1,728
Gross Profit	$751	$532	$857	$774	$543	$880
percent of revenue	49.7%	39.6%	49.6%	51.2%	40.5%	50.9%
Operating Income	$425	$254	$507	$476	$288	$556
percent of revenue	28.1%	18.9%	29.4%	31.5%	21.5%	32.2%
Diluted EPS (3)	$1.14	$0.68	$1.45	$1.44	$0.84	$1.71

OTHER HIGHLIGHTS

•	SanDisk announced today its second quarter 2014 dividend of $0.225 per share of common stock, payable on May 27, 2014 to shareholders of record as of the close of business on May 5, 2014.

•	SanDisk recently introduced innovative products in three categories:

◦
CloudSpeed Extreme™, CloudSpeed Ultra™, CloudSpeed Ascend™ and CloudSpeed Eco™ enterprise SATA SSDs for data center and cloud computing storage solutions at unit capacities ranging from 100 gigabytes to 960 gigabytes

◦	High performance iNAND Extreme™ embedded flash storage at capacities up to 64 gigabytes for flagship Android based mobile devices

◦	128 gigabyte SanDisk Ultra® microSDXC™ UHS-1 card, the world’s highest capacity mobile offering

CONFERENCE CALL
SanDisk’s first quarter of fiscal 2014 conference call is scheduled for 2:00 P.M., Pacific Daylight Time, Wednesday, April 16, 2014. The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 719-325-4942 and the dial-in password is 5310508. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world’s largest data centers, and embedded in advanced smart phones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2014 SanDisk Corporation. All rights reserved. SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

This news release contains certain forward-looking statements, including our business prospects and our intended financial plans, including our anticipated momentum for continued gains in 2014, our continued focus on growth initiatives and our ability to execute on those initiatives, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include among others: the market demand for our products may grow more slowly than our expectations or our products may not perform as expected or be available when demanded by customers, or the other risks detailed from time-to-time in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K. We do not intend to update the information contained in this press release.

Risks that may cause these forward-looking statements to be inaccurate include among others:

•	competitive pricing pressures, resulting in lower average selling prices, lower revenues and lower gross margins;

•
excess or mismatched captive memory output or capacity, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output or capacity, resulting in lost revenue and growth opportunities;

•	weakness in demand in one or more of our product categories, such as mobile embedded or SSDs, or adverse changes in our product or customer mix;

•
potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly in our OEM product category, including, among others, our embedded flash storage and SSD solutions;

•	the loss of, or reduction in orders from, one or more of our major customers;

•
inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies or the failure of new technologies to effectively compete with those of our competitors; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, amortization of acquisition-related intangible assets, non-cash economic interest expense associated with our convertible debt and related tax adjustments.

(3)	Non-GAAP diluted shares include the impact of offsetting shares from the call option related to the 1.5% Sr. Convertible Notes due 2017 and the impact of share-based compensation.

# # # # #

Investor Contacts:
Jay Iyer
408-801-2067
jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732
brendan.lahiff@sandisk.com

Media Contact:
Michael Diamond
408-801-1108
michael.diamond@sandisk.com

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	March 30, 2014	March 31, 2013

Revenue	$1,511,945	$1,340,729

Cost of revenue	741,039	799,383
Amortization of acquisition-related intangible assets	19,616	9,830
Total cost of revenue	760,655	809,213
Gross profit	751,290	531,516

Operating expenses:
Research and development	198,829	171,125
Sales and marketing	76,972	59,127
General and administrative	48,669	45,104
Amortization of acquisition-related intangible assets	1,646	2,369
Total operating expenses	326,116	277,725
Operating income	425,174	253,791
Other income (expense), net	(15,635)	(19,897)
Income before income taxes	409,539	233,894
Provision for income taxes	140,591	67,665
Net income	$268,948	$166,229

Net income per share:
Basic	$1.19	$0.69
Diluted	$1.14	$0.68

Shares used in computing net income per share:
Basic	225,845	242,519
Diluted	234,914	245,577

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended
	March 30, 2014	March 31, 2013
SUMMARY RECONCILIATION OF NET INCOME
GAAP NET INCOME	$268,948	$166,229
Share-based compensation (a)	30,030	21,734
Amortization of acquisition-related intangible assets (b)	21,262	12,199
Convertible debt interest (c)	20,964	23,577
Income tax adjustments (d)	(11,174)	(16,842)
NON-GAAP NET INCOME	$330,030	$206,897

GAAP COST OF REVENUE	$760,655	$809,213
Share-based compensation (a)	(2,610)	(1,717)
Amortization of acquisition-related intangible assets (b)	(19,616)	(9,830)
NON-GAAP COST OF REVENUE	$738,429	$797,666

GAAP GROSS PROFIT	$751,290	$531,516
Share-based compensation (a)	2,610	1,717
Amortization of acquisition-related intangible assets (b)	19,616	9,830
NON-GAAP GROSS PROFIT	$773,516	$543,063

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$198,829	$171,125
Share-based compensation (a)	(15,675)	(11,640)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$183,154	$159,485

GAAP SALES AND MARKETING EXPENSES	$76,972	$59,127
Share-based compensation (a)	(6,257)	(3,871)
NON-GAAP SALES AND MARKETING EXPENSES	$70,715	$55,256

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$48,669	$45,104
Share-based compensation (a)	(5,488)	(4,506)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$43,181	$40,598

GAAP TOTAL OPERATING EXPENSES	$326,116	$277,725
Share-based compensation (a)	(27,420)	(20,017)
Amortization of acquisition-related intangible assets (b)	(1,646)	(2,369)
NON-GAAP TOTAL OPERATING EXPENSES	$297,050	$255,339

GAAP OPERATING INCOME	$425,174	$253,791
Cost of revenue adjustments (a) (b)	22,226	11,547
Operating expense adjustments (a) (b)	29,066	22,386
NON-GAAP OPERATING INCOME	$476,466	$287,724

GAAP OTHER INCOME (EXPENSE), NET	$(15,635)	$(19,897)
Convertible debt interest (c)	20,964	23,577
NON-GAAP OTHER INCOME (EXPENSE), NET	$5,329	$3,680

GAAP NET INCOME	$268,948	$166,229
Cost of revenue adjustments (a) (b)	22,226	11,547
Operating expense adjustments (a) (b)	29,066	22,386
Other income (expense) adjustments (c)	20,964	23,577
Income tax adjustments (d)	(11,174)	(16,842)
NON-GAAP NET INCOME	$330,030	$206,897

Diluted net income per share:
GAAP	$1.14	$0.68
Non-GAAP	$1.44	$0.84

Shares used in computing diluted net income per share:
GAAP	234,914	245,577
Non-GAAP (e)	229,508	245,596

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended
	March 30, 2014	March 31, 2013
SUMMARY RECONCILIATION OF DILUTED SHARES
GAAP	234,914	245,577
Adjustments for share-based compensation	296	19
Offsetting shares from call option	(5,702)	—
Non-GAAP (e)	229,508	245,596

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012 and SMART Storage Systems in August 2013, non-cash economic interest expense associated with the convertible debt and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares include the impact of the call option which, when exercised, will offset the issuance of dilutive shares from the 1.5% Sr. Convertible Notes due 2017, while the GAAP diluted shares exclude the anti-dilutive impact of this call option. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of acquisition-related intangible assets, share-based compensation, non-cash economic interest expense associated with the convertible debt and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily core technology, developed technology, customer relationships and trademarks related to the acquisitions of Pliant Technology, Inc. (May 2011), FlashSoft Corporation (February 2012), Schooner Information Technology, Inc. (June 2012) and SMART Storage Systems (August 2013).

(c)
Incremental interest expense relating to the non-cash economic interest expense associated with the 1% Sr. Convertible Notes due 2013, 1.5% Sr. Convertible Notes due 2017, and 0.5% Sr. Convertible Notes due 2020.

(d)
Income taxes associated with certain non-GAAP to GAAP adjustments, and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in our non-GAAP tax rate.

(e)	Non-GAAP diluted shares include the impact of offsetting shares from the call option related to the 1.5% Sr. Convertible Notes due 2017 and the impact of share-based compensation.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 30, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,116,938	$986,246
Short-term marketable securities	1,692,801	1,919,611
Accounts receivable, net	596,669	682,809
Inventory	799,883	756,975
Deferred taxes	124,200	138,192
Other current assets	177,532	166,885
Total current assets	4,508,023	4,650,718
Long-term marketable securities	3,508,081	3,179,471
Property and equipment, net	639,653	655,794
Notes receivable and investments in Flash Ventures	1,159,264	1,134,620
Deferred taxes	136,991	134,669
Goodwill	317,930	318,111
Intangible assets, net	221,099	247,904
Other non-current assets	95,330	167,430
Total assets	$10,586,371	$10,488,717

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$259,204	$282,582
Accounts payable to related parties	160,536	146,964
Convertible short-term debt (1)	840,180	—
Other current accrued liabilities	349,126	509,732
Deferred income on shipments to distributors and retailers and deferred revenue	269,349	291,302
Total current liabilities	1,878,395	1,230,580
Convertible long-term debt	1,166,497	1,985,363
Non-current liabilities	311,334	307,083
Total liabilities	3,356,226	3,523,026

Convertible short-term debt conversion obligation (1)	159,820	—

Stockholders’ equity:
Common stock	4,961,893	5,040,242
Retained earnings	2,150,583	2,004,089
Accumulated other comprehensive loss	(40,038)	(76,459)
Total stockholders’ equity	7,072,438	6,967,872
Non-controlling interests	(2,113)	(2,181)
Total equity	7,070,325	6,965,691
Total liabilities, convertible short-term debt conversion obligation and equity	$10,586,371	$10,488,717

(1)
The 1.5% Convertible Senior Notes due 2017 became convertible on April 1, 2014, and will remain convertible through June 30, 2014, as a result of the Company’s common stock price exceeding the trigger price set forth in the indenture for at least 20 trading days during the 30 consecutive trading-day period ended March 31, 2014. Accordingly, the carrying value of the notes was reclassified from long-term to short-term debt as of March 30, 2014, and will remain so while the notes are convertible. The convertible short-term debt conversion obligation represents the difference between the carrying value of the convertible debt and the principal amount due in cash upon conversion.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended
	March 30, 2014	March 31, 2013
Cash flows from operating activities:
Net income	$268,948	$166,229
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	6,951	53,151
Depreciation	60,089	53,017
Amortization	72,598	65,151
Provision for doubtful accounts	(547)	(197)
Share-based compensation expense	30,030	21,734
Excess tax benefit from share-based plans	(17,460)	(8,450)
Impairment and other	—	(3,173)
Other non-operating	1,020	136
Changes in operating assets and liabilities:
Accounts receivable, net	86,689	186,726
Inventory	(42,117)	16,776
Other assets	54,547	(20,156)
Accounts payable trade	(36,546)	2,898
Accounts payable to related parties	13,572	(37,901)
Other liabilities	(140,128)	(22,290)
Total adjustments	88,698	307,422
Net cash provided by operating activities	357,646	473,651

Cash flows from investing activities:
Purchases of short and long-term marketable securities	(1,266,899)	(1,150,347)
Proceeds from sales of short and long-term marketable securities	1,015,605	513,354
Proceeds from maturities of short and long-term marketable securities	129,620	293,205
Acquisition of property and equipment, net	(34,517)	(48,352)
Notes receivable issuances to Flash Ventures	(24,352)	—
Notes receivable proceeds from Flash Ventures	24,352	53,586
Purchased technology and other assets	(869)	(237)
Acquisitions, net of cash acquired	2,368	(142)
Net cash used in investing activities	(154,692)	(338,933)

Cash flows from financing activities:
Distribution to non-controlling interests	—	(87)
Proceeds from employee stock programs	51,882	93,075
Excess tax benefit from share-based plans	17,460	8,450
Dividends paid	(51,560)	—
Share repurchase program	(90,019)	(89,621)
Net cash provided by (used in) financing activities	(72,237)	11,817
Effect of changes in foreign currency exchange rates on cash	(25)	6,105
Net increase in cash and cash equivalents	130,692	152,640
Cash and cash equivalents at beginning of period	986,246	995,470
Cash and cash equivalents at end of period	$1,116,938	$1,148,110